As filed with the Securities and Exchange Commission on March 29, 2016

Registration No. 333-204307

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BG MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3506204
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 Wyman Street, Suite 300

Waltham, Massachusetts 02451

(781) 890-1199

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul R. Sohmer, M.D.

President and Chief Executive Officer

BG Medicine, Inc.

303 Wyman Street, Suite 300

Waltham, Massachusetts 02451

(781) 890-1199

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William T. Whelan, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 (“Post-Effective Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-204307), filed on May 19, 2015, which registered an aggregate of $75,000,000 of shares of common stock, shares of preferred stock, debt securities, warrants, rights, purchase contracts and units (the “Registration Statement”). In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister any remaining securities registered and unsold under the Registration Statement. The securities are being removed from registration because the securities are no longer being offered or sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts on March 29, 2016.

BG MEDICINE, INC.

By:	/s/ Paul R. Sohmer, M.D.
Paul R. Sohmer, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul R. Sohmer, M.D.	President, Chief Executive Officer and Director (principal executive officer)	March 29, 2016
Paul R. Sohmer, M.D.

/s/ Stephen P. Hall Stephen P. Hall	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 29, 2016

/s/ Jeffrey R. Luber	Director	March 29, 2016
Jeffrey R. Luber

/s/ James F. O’Connor	Director	March 29, 2016
James F. O’Connor

/s/ Stelios Papadopoulos, Ph.D.	Director, Vice Chairman of the Board	March 29, 2016
Stelios Papadopoulos, Ph.D.

/s/ Harry W. Wilcox	Director, Chairman of the Board	March 29, 2016
Harry W. Wilcox